250 Glen Street Glens Falls, NY 12801 NASDAQ® Symbol: “AROW“ Website: arrowfinancial.com Media Contact: Rachael Murray P: (518) 742-6505 E: rachael.murray@arrowbank.com FOR IMMEDIATE RELEASE Arrow Announces Acquisition of Insurance Agency in Washington County, N.Y. GLENS FALLS, N.Y. (September 10, 2026) — Arrow Financial Corporation (NasdaqGS® - AROW) today announced that Upstate Agency, LLC, a subsidiary of Arrow Bank® National Association, has entered into a definitive agreement to acquire Skene Valley Agency, Inc., an independent insurance agency in Washington County, New York. The sale is targeted to close by the end of the third quarter of 2026. Following the anticipated completion of the sale, Skene Valley Agency will merge with and into Upstate Agency, which will expand its operations in Washington County and further enhance its personal and business insurance solutions. David S. DeMarco, President and CEO of Arrow Financial Corporation said, “This strategic growth opportunity will allow us to deepen Upstate Agency’s presence in Washington County, where we have a long history of meeting diverse financial needs. Customers will benefit from the strength of our insurance offerings while we demonstrate our commitment to growing all facets of the Arrow Family of Companies.” Based in South Glens Falls, Upstate Agency has been serving New York communities for more than 50 years and specializes in personal, commercial and group employee benefit insurance. Founded in 2002, Skene Valley Agency is an independent insurance agency based in Granville, with satellite operations in Whitehall and Cambridge, New York. John Hoagland, President of Skene Valley Agency, has expanded the business over the decades and views joining Upstate Agency as a natural next step. “We pride ourselves on our personalized insurance solutions and building long-term relationships. With company missions that align, I’m excited to work with Upstate to combine our local expertise with added resources and capabilities.” ------- Safe Harbor Statement: The information contained in this press release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements can sometimes be identified by Arrow's use of forward-looking words such as "may," "will," "anticipate," “target,” "estimate," "expect," or "intend." These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication because of various factors, including changes in economic conditions or interest rates, credit risk, inflation, tariffs, cybersecurity risks, changes in FDIC assessments, bank failures, geopolitical events, difficulties in managing Arrow’s growth, competition, changes in law or the regulatory environment and changes in general business and economic trends. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This press release should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. INVESTOR RELATIONS CONTACT: Penko Ivanov Senior EVP, Chief Financial Officer & Treasurer Arrow Financial Corporation (518) 415-4512 penko.ivanov@arrowbank.com MEDIA CONTACT: Anna Jolly Duval VP, Communications Manager Arrow Financial Corporation (518) 338-6270 anna.duval@arrowbank.com About Arrow Financial Corporation: Arrow Financial Corporation is a bank holding company headquartered in Glens Falls, New York, providing banking, insurance and wealth management services across northeastern New York and into the Mohawk Valley through its full-service commercial bank Arrow Bank National Association. Arrow Bank, celebrating its 175th anniversary throughout 2026, provides a broad range of financial products, including online and mobile banking, mortgages, commercial loans, investments and more. Other subsidiaries include an insurance company, Upstate Agency, LLC. Arrow’s common stock is traded on the Nasdaq Global Select under the symbol “AROW.” Visit arrowfinancial.com for more information.